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EXHIBIT 10.10

                               AMENDMENT AGREEMENT

                                     TO THE

                                LICENSE AGREEMENT

This amendment agreement (the "Agreement") to the license agreement between the parties hereof dated December 30th, 2000 (the "License Agreement") is made as of December 23h, 2008 (the "Effective Date") by and between Proteo, Inc., a US corporation under the laws of Nevada, ("Licensee") and Dr. Oliver Wiedow, Forstweg 55, 24105 Kiel, Germany. Proteo, Inc. and Dr. Oliver Wiedow are referred to individually and collectively as a "Party" or the "Parties."

                                    RECITALS

WHEREAS, Licensor has granted certain rights to Licensee with respect to the compound Elafin as defined in the License Agreement;

WHEREAS, under Section 3.1 of the License Agreement Licensee is obliged to pay to Licensor an annual license fee in the amount of EUR 110,000 for a period of 6 years, in the aggregate in the amount of EUR 660,000, such payment obligation being subject to certain reductions as provided for in Section 3.1 of the License Agreement (the "Lump Sum Payment Obligation");

WHEREAS, under Section 3.2 of the License Agreement Licensee is obliged to pay to Licensor running royalties in the amount of 3 % of gross revenues earned with Products based on the Technology Rights by Licensee or Licensee's Subsidiaries;

WHEREAS, based on a resolution of Licensee's Board of Directors dated June 16th, 2001 and pursuant to an agreement between the Parties in March 2004, Licensor agreed to reduce the installments and thus to partially defer the Lump Sum Payment Obligation;

WHEREAS, until today, Licensee has only paid to Licensor EUR 30,000 under the Lump Sum Payment Obligation and thus the open payment obligation under the Lump Sum Payment Obligation is EUR 630,000 (the "Lump Sum");

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree to the following:

                                    SECTION 1
                                   DEFINITIONS

      Unless the context otherwise requires, the following capitalized terms in this Agreement shall have the following meanings (and if the context so requires, including any gender, plural or singular thereof and including any capitalized verb, adverb or adjective as relating to such defined term):

"AFFILIATE" or "SUBSIDIARY" shall mean with respect to any Party, any person which or who directly or indirectly controls, is controlled by, or is under common control with such Party. For purpose of this definition, "control" means the power to vote more than 50% of the voting shares or comparable voting interests.

"AGREEMENT" shall have the meaning set forth in the introductory paragraph hereof.



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"APPLICABLE LAW" shall mean all applicable laws, rules and regulations, including any rules, regulations, guidelines or other requirements of any Regulatory Authorities that may be in effect from time to time.

"GERMAN BASE INTEREST RATE" shall mean the interest rate pursuant to Section 247 of the German Civil Code as applicable from time to time.

"LICENSE AGREEMENT" shall have the meaning set forth in Recitals.

"LICENSOR" shall have the meaning set forth in Recitals.

"LICENSEE" shall have the meaning set forth in Recitals.

"LUMP SUM" shall have the meaning set forth in Recitals.

"LUMP SUM PAYMENT OBLIGATION" shall have the meaning set forth in Recitals.

                                    SECTION 2
                   REVISION OF THE LUMP SUM PAYMENT OBLIGATION

      2.1 AMENDMENT TO THE LUMP SUM PAYMENT OBLIGATION. The Parties agree that the Lump Sum Payment Obligation under Section 3.1 of the License Agreement be amended and revised as follows with immediate effect:

      a) For Licensee's fiscal years 2008 through 2012, the Lump Sum shall be paid to Licensee in 5 (five) annual installments of EUR 30,000, for Licensee's fiscal years 2013 through 2016, the Lump Sum shall be paid to Licensee in 4
(four) annual installments of EUR 120,000. If the License Agreement is terminated pursuant to Section 8.2 or 8.3 of the License Agreement, then any amount of the Lump Sum outstanding on the day of the termination shall be immediately payable by Licensee to Licensor.

      b) If the economical situation of Licensee improves in a way that Licensee is in a position to make earlier payments as provided for in Section 2.1 a) hereof, the Parties shall negotiate and agree on such reasonable earlier payments and their respective payment date(s).

      c) The payment obligations under this Section 2.1 shall terminate upon Licensor's full receipt of the Lump Sum.

      2.2 PAYMENT DATES, INTERESTS.

      a) The Parties agree that the payments as provided for in Section 2.1 a) hereof shall be made no later than on December 31st, of each year. Payments under Section 2.1 b) shall be made on such dates as agreed to between the Parties pursuant to Section 2.1 a).

      b) The Parties agree that the Lump Sum was not and shall not be interest bearing, however, payments overdue hereunder shall be subject to an annual interest rate of 6% above the German Base Interest Rate.




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                                    SECTION 3
           AMENDMENTS TO SECTIONS 3.2 AND 3.4 OF THE LICENSE AGREEMENT

      3.1 The Parties agree that Section 3.2 of the License Agreement is herewith amended in a way that Licensee shall pay to Licensor running royalties in the amount of 3% of all gross revenues including such received from the sale of Products based on Technology Rights or received from license fees (including but not limited to lump sum payments or running royalties) by Licensee or Licensee's Subsidiaries.

      3.2 The Parties agree that Section 3.4 of the License Agreement is herewith amended in a way that the accounting and audit rights of licensor shall relate to all revenues by Licensee or Licensee's Subsidiaries as provided for in
Section 3.1 hereof.

      3.3 The amendments provided for under Sections 3.1 and 3.2 shall become effective on January 1st, 2009.

                                    SECTION 4
                             STATUTE OF LIMITATIONS

      The Parties agree that no statute of limitations or any other time limitation may be raised against Licensor's claims under the License Agreement or hereunder. The Parties agree that the Statute of Limitation relating to the Lump Sum shall be 10 years form the respective due date hereunder.

                                    SECTION 5
                               NO FURTHER CHANGES

      Unless otherwise expressly set forth herein or unless otherwise expressly agreed to between the Parties in writing, the terms and conditions of the License Agreement shall not be deemed amended or changed.

                                    SECTION 6
                            MISCELLANEOUS PROVISIONS

      5.1 GENERAL. The provisions of Article 12 of the License Agreement shall apply hereto.

      5.2 NOTICES. Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if delivered by hand or sent by facsimile transmission (with transmission confirmed) or by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified hereafter or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 5.2. Such Notice shall be deemed to have been given as of the date delivered by hand or transmitted by facsimile (with transmission confirmed) or on the second day (at the place of delivery) after deposit with an internationally recognized overnight delivery service. Any notice delivered by facsimile shall be confirmed by a hard copy delivered as soon as practicable thereafter. Notices shall be made as follows:

If to Licensor, to:                         If to Licensee, to
  Proteo, Inc.                                Dr. Oliver Wiedow
  2102 Business Center Drive, Suite 130       Forstweg 55
  Irvine, California 92612, USA               24105 Kiel
  Attention: CEO                              Germany
  Facsimile: +49 431 8888463                  Facsimile: +49 431 802205



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      5.3 ENTIRE AGREEMENT. This Agreement sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and - except for the License Agreement (as amended) - all prior agreements, understandings, promises and representations, whether written or oral, with respect thereto are superseded hereby. Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth herein. No amendment, modification, release or discharge shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.

Proteo, Inc.

By: /s/ Birge Bargmann
    -----------------------------------
Name:    Birge Bargmann
Title:   CEO

Dr. Oliver Wiedow

By: /s/ Dr. Oliver Wiedow
    ----------------------------------
Name:    Dr. Oliver Wiedow













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